Exhibit 99.1

HIMALAYA TECHNOLOGIES PURSUES SPECIALTY CONTRACTOR AND CONSTRUCTION ACQUISITIONS IN SOUTHEAST

Pittsburgh, PA, December 14, 2023 – Himalaya Technologies, Inc. (OTC: HMLA) announces it intends to consolidate specialty contractors, specialty construction companies, and providers of adjacent value added services in the southeast. Management intends to assemble a portfolio of businesses with scope, scale, and breadth that can benefit from strong secular population growth trends and recurring demand for rebuild and repair work in Florida and surrounding states. Today, Himalaya is in late stage discussions with two initial targets generating meaningful revenue that management envisions will act as platform businesses in Florida with attractive business metrics and growth opportunities.

The first target, “Project Combo”, is a manufacturer and installation provider of analog and digital signs, mailboxes, and related equipment to home communities, businesses, and municipal government in the southwest peninsula. Project Combo, founded in 2009, is benefiting from substantial rebuild work following last year’s devastating Hurricane Ian which ravaged Ft. Myers and Naples. Projected to close out 2023 at several million dollars revenues with gross margins of 20%-25% and positive EBITDA, the business has estimated backlog of approximately $4 million, is benefiting from an easing labor market and competitive environment driving better margins and installations and is experiencing strong demand. The Company has completed its 2021-2022 audit and therefore is ideally positioned to add to Himalaya’s PCAOB audited business.

The second target, “Project Lego”, provides modular construction services to municipal government, K12 schools, police and fire departments, and other similar tier one clients on the southeast Florida peninsula. Project Lego, founded in 1988, is both a general and electrical contractor offering a variety of services including modular building sales and leasing, design, delivery, installation, and removal. Capabilities also include modular construction project management, site planning, site preparation, and repair. The business is projected to generate 2023 revenues of $8 million with EBITDA margins of 10% and minimal debt. Historically, the Company’s revenue mix has consisted of modular building sales (90%), rental income and services (5%), and maintenance service and repairs (5%). Project Lego’s accounting firm, which is the same as Project Combo’s audit firm, is prepared to audit the business and has proposed an engagement and scope of work.

Said Vik Grover, CEO: “Both initial targets are ideal candidates to attach to Himalaya’s platform, create shareholder value, and enter the public markets. Project Combo and Project Lego need funding to accelerate growth in South Florida, expand into North Florida, accelerate sales by offering digital signs, cross-selling clean technology and audio visual systems, and upstream into recurring revenue models such as equipment and site leasing which could generate a valuable multi-year recurring revenue model. With the traditional banking world at a near standstill for small business lending, Himalaya is an ideal partner for these growth stage companies.

There are myriad other strategic targets in the southeast in the specialty contractor and construction areas, such as residential and commercial solar contractors, asphalt paving businesses, permitting and design, and hurricane rebuild and repair. A growing portfolio of businesses in the region should benefit from hard dollar synergies (back office and overhead) and soft dollar synergies (accelerated sales and cross-selling), which should drive revenue growth and margin expansion and ultimately lead to improved access to capital as the organization achieves scale.”

Disclaimer

There are currently no merger agreements, plans of merger, or investment agreements signed between Himalaya Technologies, Inc. and any target acquisitions. There are no assurances the Company will successfully finance any business or close any of the aforementioned potential strategic transactions.

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors. The Company is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations

(347) 323-9581

info@himalayatechnologies.com